EXHIBIT 4.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SPLASH BEVERAGE GROUP, INC.

Promissory Note

Original Principal Amount: $______

Issuance Date: September 22, 2025

Number: 2025-1

FOR VALUE RECEIVED, Splash Beverage Group, Inc., a Nevada corporation (the “Company”), hereby promises to pay ______________ a Delaware limited partnership, or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption or otherwise, the “Principal”), in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Article VII. The Issuance Date is the date of the first issuance of this Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with an original issue discount. This Note is being issued pursuant to obligations of the Company under that certain Note Purchase Agreement dated on the Issuance Date by and between the Holder and the Company (the “Note Purchase Agreement”) and is secured by that certain security agreement by and between the Holder and the Company dated as of the Issuance Date (the “Security Agreement”) Any capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Note Purchase Agreement.

This Note shall be a secured obligation of the Company, with priority over all future indebtedness of the Company. The obligations of the Company under this Note are secured pursuant to the terms of the Security Agreement, and such security interest includes but is not limited to all of the assets of the Company. So long as the Company shall have any obligation under this Note, the Company shall not (directly or indirectly through any subsidiary or affiliate) incur or suffer to exist or guarantee any indebtedness that is senior to or pari passu with (in priority of payment and performance) the Company’s obligations hereunder, other than indebtedness existing as of the date hereof. For purposes of this paragraph, the term “Company” shall include any subsidiary of the Company in addition to the Company.

ARTICLE I
GENERAL TERMS

1.1       Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be the twelve (12) month anniversary of the Issuance Date, as may be extended with the prior written consent of the Holder.

1.2       Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to the lower of (i) 0.00% and (ii) the lowest rate permitted under applicable law, and shall adjust to 7% only upon an Event of Default for so long as such Event of Default remains uncured (“Interest Rate”). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest shall be computed compounding quarterly and Interest shall be payable quarterly in arrears on each September 15, December 15, March 15 and June 15, commencing on December 15, 2025, to the record holder of this Note at the close of business on the preceding September 1, December 1, March 1 and June 1 (whether or not such day is a Trading Day), respectively, and, such payment in Interest shall be made by the Company in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company, provided that at the Holder’s election, the Company may pay Interest by increasing the outstanding Principal in the aggregate principal amount of the Interest accrued for the applicable Interest period.

1.3       Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

1.4       Prepayment. The Company may prepay at any time and from time to time, in whole or in part, the outstanding Principal balance and accrued interest on the Principal amount being prepaid to the date of repayment without premium or penalty.

1.5       Ranking. Pursuant to the Security Agreement, the Company pledges and grants to the Holder a continuing priority lien and security interest in favor of the Holder in and to all of its right, title and interest in and to the Collateral as defined therein.

1.6       Repayment from Proceeds. While any portion of the Note is owed and outstanding, and after the Company has effected an aggregate of $3,000,000 of purchases _______ under that certain Securities Purchase Agreement, dated as of September 19, 2025 by and between the Company and _________ (the “ELOC Agreement”), in every instance thereafter that the Company receives any gross cash proceeds from the issuance of any of its securities pursuant to the ELOC Agreement, the Company shall, within one (1) Trading Day of the Company’s receipt of such proceeds, inform the Holder of such receipt, following which the Company shall immediately apply thirty percent (30%) of such proceeds to repay the outstanding amounts owed under the Note until the Note is paid in full, which the Company must complete within one (1) Trading Day after the Company’s receipt of such proceeds. Such repayment shall be made based on the Holder’s Pro Rata Portion of its Note relative to the holders of Other Notes.

ARTICLE II
CONVERSION RIGHTS

2.1       Conversion Right. Subject to the limitations set forth in this Note, the Holder shall have the right at any time, and from time to time, on or after the Issuance Date until the complete satisfaction by the Company of all amounts owed under this Note to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) selected by the Holder for any particular conversion, determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “Ownership Limitation”), provided that, the Holder may increase the Ownership Limitation up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each Conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) (the numerator) by the applicable Conversion Price then in effect on the date specified in the notice of conversion (the denominator), in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 8:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any Conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such Conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

2.2       Conversion Price. Subject to the adjustments described herein, this Note shall be convertible into shares of Common Stock at any time, and from time to time, in any portion at the Conversion Price. The Conversion Price shall be automatically adjusted equitably for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, as well as combinations, recapitalization, reclassifications, extraordinary distributions and similar events:

(a)       Additional Conversion Considerations. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this adjustment. If the shares of the Company’s Common Stock have not been delivered within two (2) Business Days to the Holder after its transmittal of the Notice of Conversion, the Notice of Conversion may be rescinded by the Holder in its sole discretion. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.

(b)       Pro Rata Conversion; Disputes. In the event that holders of Other Notes seek to convert their Note simultaneously with any conversion of this Note and a limitation hereunder precludes the full conversions, the conversions will be processed in accordance with each such holder’s Pro Rata Portion. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with this Note.

2.3       Authorized Shares. The Company covenants that during the period the Conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Note Purchase Agreement. The Company is required at all times to have authorized and reserved three times (3x) the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) (the “Reserved Amount”). The Company represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Company (i) represents that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

Company’s failure to maintain or to replenish the Reserved Amount within five (5) business days of a request of the Holder, shall be an Event of Default under this Note.

2.4       Method of Conversion.

(a)       Mechanics of Conversion. Subject to this Article II, this Note may be converted by the Holder in whole or in part at any time from time to time on or after the Issuance Date, by (i) submitting to the Company a Notice of Conversion (by e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 8:00 p.m., New York, New York time) and (ii) subject to Section 2.4(b), surrendering this Note at the principal office of the Company.

(b)       Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)       Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates (or electronic shares via DWAC transfer, at the option of Holder) for the Common Stock issuable upon such conversion within one (1) Business Day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(d)       Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 8:00 p.m., New York, New York time, on such date.

(e)       Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Article II and in this Section 2.4, the Company shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC (as designated by the Holder in a Notice of Conversion) through its Deposit Withdrawal At Custodian (“DWAC”) system.

(f)       Failure to Deliver Common Stock Prior to Delivery Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Company shall pay to the Holder $2,000.00 per Business Day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock until the Company issues and delivers a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). Such cash amount shall be paid to Holder by the fifth Business Day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(f) are justified.

(g)       Rescindment of a Notice of Conversion. If (i) the Company fails to respond to Holder within one (1) Business Day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Company fails to provide any of the shares of the Company’s Common Stock requested in the Notice of Conversion within one (1) Business Day from the date of receipt of the Note of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Company’s Common Stock issued unrestricted and/or deposited to sell for any reason related to the Company’s standing, (iv) the Holder is unable to deposit the shares of the Company’s Common Stock requested in the Notice of Conversion for any reason related to the Company’s standing, (v) at any time after a missed Deadline, at the Holder’s sole discretion, or (vi) if there is a trading restriction on the Common Stock on the day of or any day after the Conversion Date, the Holder maintains the option and sole discretion to rescind the Notice of Conversion with a “Notice of Rescindment.” For the avoidance of doubt, upon the delivery of a Notice of Rescindment, the liquidated damages set forth in Section 2.4(f) shall cease to continue to accrue with respect to such issuance.

2.5       Concerning the Shares. Until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be reasonably accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, and the does not provide a suitable replacement opinion to the Holder within two (2) Business Days, it will be considered an Event of Default pursuant to Article IV of the Note.

2.6       Effect of Certain Events.

(a)       Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article IV) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article IV) or (ii) be treated pursuant to Section 2.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)       Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this Section 2.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 2.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)       Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)       Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Company issues or sells, or in accordance with this Section 2.6(d) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance, subject to the Holder’s other rights under Section 2.2 to select its Conversion Price.

The Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

For the avoidance of doubt, notwithstanding any other terms of this Note, if, at any time when this Note is issued and outstanding, the Company issues or sells any shares of Common Stock under an “equity line” common stock purchase agreement, or other agreement similar in function thereto, with the Company or other investor, for a purchase price per share less than the Conversion Price in effect on the date of such issuance of such shares of Common Stock, then such issuance shall constitute a Dilutive Issuance and the Conversion Price will be reduced to the amount of the purchase price per share received by the Company in such Dilutive Issuance, subject to the Holder’s other rights under Section 2.2 to select its Conversion Price.

Notwithstanding anything to the contrary, this Section 2.6(d) shall not apply to an Exempt Issuance (as defined in the Purchase Agreement).

(e)       Purchase Rights. If, at any time when any Notes are issued and outstanding, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)       Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 2.6, or under Section 2.2 (regarding stock splits, combinations, etc.), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

2.7       Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then quoted, listed or traded, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date. Once the Maximum Share Amount has been issued, if the Company fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company’s ability to issue shares of Common Stock in excess of the Maximum Share Amount within 30 days of the date on which the Maximum Share Amount has been issued, in lieu of any further right to convert this Note, such event will be considered an Event of Default under Article IV of the Note.

2.8       Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates or transmission of such shares pursuant to Section 2.4(e) for all shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion default payments pursuant to Section 2.3 to the extent required thereby for such Conversion default and any subsequent Conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.2) for the Company’s failure to convert this Note.

ARTICLE III
CERTAIN COVENANTS

3.1       Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the 1933 Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the 1933 Act (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand Dollars ($15,000.00), will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

3.2       Preservation of Existence, etc. The Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except as would not have a Material Adverse Effect.

3.3       Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

3.4       Piggyback Registration Rights. Upon written demand of the Holder in accordance herewith, the Company shall include on any registration statement or offering statement filed with the SEC other than an at-the-market offering, all shares of Common Stock issuable and issued pursuant to the conversion of this Note. In addition to all other remedies at law or in equity or otherwise in connection with any breaches under this Note or the other Transaction Documents, failure to do so in compliance with this Section 3.4 will result in liquidated damages of $50,000, being immediately due and payable to the Holder at its election in the form of cash payment. The Company shall notify the Holder of an intended registration at least 15 Business Days prior to the filing of the applicable registration statement, and the Holder shall make its written demand to include its shares in such registration statement within three Business Days thereafter. The liquidated damages provided herein shall not apply if the Holder does not timely provide such written demand or fails to provide the Company with information and documents which are reasonably necessary for inclusion of the shares in such registration statement.

3.5       Legal Opinions. If the Holder provides the Company (which shall be at the cost of the Company), with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of the shares may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Holder provides reasonable assurances that the Shares can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Holder or, in the sole discretion of the Holder, the Company shall take all action necessary to ensure that such Shares are transferred electronically as DWAC shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies (including without limitation consequential damages), to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE IV
EVENTS OF DEFAULT

4.1       An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)       the Company’s failure to pay to the Holder any amount of (x) Principal or Interest when and as due under this Note or (y) other amounts owing under this Note within five (5) Business Days of when due;

(b)       The Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(c)       The Company or any Subsidiary of the Company shall default beyond applicable grace and cure periods in any of its obligations under any other debenture or any, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable;

(d)       The Company’s Common Stock shall cease to be quoted or listed for trading, as applicable, on any Principal Market as a result of failure to comply with the listing standards thereof or a voluntary delisting for a period of five (5) consecutive Trading Days;

(e)       The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under the Exchange Act;

(f)       Any representation or warranty made by the Company in Section 3 of the Note Purchase Agreement or made or deemed to be made by the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(g)       Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(h)       the Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(i)       Any Event of Default (as defined in any Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder resulting in a right by the Holder to accelerate the maturity of such indebtedness in an amount in excess of $100,000;

(j)       The Company shall fail to hold a stockholder meeting by the Stockholder Meeting Deadline for purposes of gaining the Stockholder Approval; or

(k)       The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Article IV) or any other Transaction Document, which is not cured or remedied within the time prescribed therein, or if no time is prescribed, withing ten (10) Business Days.

4.2       During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section 6.1, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default relating to default in payment is “continuing” if it has not been waived, and an Event of Default relating to circumstances other than a default in payment is “continuing” if it has not been remedied or waived.

ARTICLE V
REISSUANCE OF THIS NOTE.

5.1       Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 5.4), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 5.4) to the Holder representing the outstanding Principal not being transferred.

5.2       Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 5.4) representing the outstanding Principal.

5.3       Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 5.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

5.4       Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

ARTICLE VI
Miscellaneous

6.1       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given or delivered hereunder shall be given or delivered in accordance with Section 7(g) of that certain Note Purchase Agreement, dated as of the date hereof, by and between the parties hereto.

6.2       Payment Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

6.3       Price Protection. If, at any time while this Note is outstanding, the Company issues or sells any notes, convertible securities, or other debt or equity securities (other than Exempt Issuances) to any person or entity (a “Subsequent Issuance”) on terms that are more favorable to the holder of such securities than the terms provided to the Holder under this Note, then the Company shall promptly notify the Holder in writing of such Subsequent Issuance, including a description of the more favorable terms. At the option of the Holder, exercisable by written notice to the Company within ten (10) days after receipt of such notice, the terms of this Note shall be automatically amended, effective as of the date of such Subsequent Issuance, to reflect such more favorable terms, including but not limited to conversion price, interest rate, maturity, or any other material term, so that the Holder shall receive the benefit of such more favorable terms.

6.4       Rollover Rights. Notwithstanding anything to the contrary herein, the Holder shall have the right, but not the obligation, to exchange, convert, or roll all or any portion of this Note into any securities issued by the Company in any future financing, offering, investment, or other fund raising transactions (a “Future Transaction”) undertaken by the Company or its Affiliates, on terms and conditions to be mutually agreed by the Company and the Holder, provided that any purchase price per share applicable to the Holder’s securities issued in the Future Transaction shall not be greater than the conversion price that is then applicable under this Note. The Company shall provide the Holder with written notice of any proposed Future Transaction at least fifteen (15) days prior to the consummation thereof, and the Holder may elect, in its sole discretion, to participate in such Future Transaction by delivering written notice to the Company within ten (10) days of receipt of such notice. For the avoidance of doubt, the Holder’s right to roll the Notes into a Future Transaction is exercisable at the Holder’s sole discretion and shall not obligate the Holder to participate in any such Future Transaction. Notwithstanding anything herein to the contrary, this Section 6.4 shall not apply to an Exempt Issuance. The rights set forth in this Section 6.4 shall apply based on each holder of a Note’s applicable Pro Rata Portion if such Future Transaction constitutes less than the aggregate principal amount of all Notes.

6.5       Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of Delaware (the “Governing Jurisdiction”) without regard to conflict of law principles that would result in the application of any law other than the law of the Governing Jurisdiction, including all matters of construction, validity and performance.

6.6       Jurisdiction; Venue; Service.

(a)       The Company hereby irrevocably consents to the exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(b)       The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(c)       Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of Delaware sitting the City and County of Wilmington, New Castle County, and the United States District Court in the City and County of Wilmington, New Castle County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such Delaware State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)       The Company and the Holder irrevocably waive personal service of process and consent to process being served in such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail or overnight delivery (with evidence of delivery) at the address provided for notices under this Note and agree that such service shall constitute good and sufficient service of process and notice thereof.

(e)       Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

6.7       Waiver of Jury Trial. THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

6.8       Reimbursement of Fees. If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses, reasonably incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

6.9       Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

6.10       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

ARTICLE VII
CERTAIN DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

7.1       “Alternate Conversion Price” means 75% of the lowest traded price of the Common Stock during the five consecutive Trading Day period ending on the Trading Day prior to delivery or deemed delivery of the applicable Notice of Conversion.

7.2       “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

7.3       “Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market.

7.4       “Conversion Price” means the lower of $1.75 per share, or $0.01 above the Closing Sale Price on the date of Conversion, provided however, that upon any occurrence of an Event of Default, the Holder may thereafter elect to use the Alternate Conversion Price as the Conversion Price hereunder.

7.5       “Commission” means the Securities and Exchange Commission.

7.6       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.7       “Material Adverse Effect” means any material adverse effect on (i) the enforceability of this Note, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with pandemics, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) any action taken, or omitted to be taken, by the Holder, its affiliates or its or their respective successors and assigns with respect to the transactions contemplated by this Note, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Note or the consummation of the transactions contemplated by this Note, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under this Note to be performed as of the date of determination.

7.8       “Other Notes” means any other promissory notes issued by the Company to the Holder.

7.9       “Periodic Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any Current Reports on Form 8-K.

7.10       “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

7.11       “Principal Market” shall mean The NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is not listed on The NYSE American (or any nationally recognized successor thereto) but is then listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, or the OTCQB or the OTCQX operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

7.12       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

7.13       “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

7.14       “Trading Day” shall mean any day during which the Principal Market shall be open for business.

7.15       “Transaction Document” means, each of this Note, any Other Notes and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing, including without limitation the Note Purchase Agreement and the Security Agreement.

** Signature Page Follows **

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the Issuance Date.

COMPANY:

SPLASH BEVERAGE GROUP, INC.

By:
Name:	Robert Nistico
Title:	Chief Executive Officer

HOLDER:

_____________________

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of SPLASH BEVERAGE GROUP, INC., a Nevada corporation (the “Borrower”), according to the conditions of the secured convertible note of the Borrower dated as of [____] (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker: ____________________________________________________________

Account Number: ___________________________________________________________________

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:	[NAME]
Address:	[ADDRESS]

Date of Conversion: ________________________________

Applicable Conversion Price: $ ________________________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: ___________________

Amount of Principal Balance Due remaining

Under the Note after this conversion: ___________________

Accrued and unpaid interest remaining: _________________

[HOLDER]

By:
Name:	[NAME]
Title:	[TITLE]
Date:	[DATE]